Exhibit 10.2

CONTRACT OF SALE

This Contract of Sale (this “Agreement”) is made as of this 15th day of June, 2004 between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, with offices at 730 Third Avenue, New York, New York 10017 (hereinafter called “Seller”), and 750-485 FEE OWNER LLC, a Delaware limited liability company with offices c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (hereinafter called “Purchaser”).

W I T N E S S E T H :

1.             PURCHASE AND SALE

(a)           Seller agrees to sell and convey and Purchaser agrees to purchase the following subject to the terms hereof:

That certain real property (the “Land”) consisting of two parcels, situated in the City and State of New York, commonly known as 750 Third Avenue and 485 Lexington Avenue, New York, New York, as more particularly described as Parcel One and Parcel Two, respectively, in “Schedule A” attached hereto and made a part hereof;

TOGETHER WITH the improvements (the “Improvements”) located on the Land (the Land and the Improvements are collectively referred to as the “Premises”);

TOGETHER WITH the after-acquired title or reversion, if any, in and to the beds of the ways, streets and avenues adjoining the Premises;

TOGETHER WITH all of Seller’s right, title and interest in and to those two certain leases (collectively, the “Master Lease”) each dated as of June      , 2004, between Teachers Insurance and Annuity Association of America, as Landlord and Teachers Insurance and Annuity Association of America, as Tenant;

TOGETHER WITH all of Seller’s right, title and interest in and to the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other tangible and intangible personal property owned by Seller and located at the Premises and used in connection with the operation of the Improvements as the owner thereof (as opposed to a tenant or occupant therein).

(The items described above are hereinafter collectively referred to as the “Property”).

(b)           Notwithstanding anything to the contrary contained herein, it is expressly agreed by the parties hereto that:  (1) the art work contained in the lobby of the Premises, and (2) any fixtures, furniture, furnishings, equipment or other personal property owned or leased by any tenant (including Seller in its capacity as tenant under the TIAA Lease (as hereinafter defined) and as occupant of space under the Master Lease), managing agent, leasing agent, contractor or employee at the Premises, shall not be included in the Property to be sold to Purchaser hereunder.

2.             DUE DILIGENCE

(a)           Purchaser acknowledges that it has been given the opportunity to conduct and complete its review, due diligence and inspection of the Premises, during a period of time (the “Due Diligence Period”) which commenced prior to the date hereof and ended on the date hereof and agrees that it shall not have the right to terminate this Agreement and be entitled to the return of the Deposit because of anything relating to the condition of the Property or any additional information relating to the Property of which Purchaser becomes aware, whether as a result of additional due diligence or otherwise, except as otherwise expressly set forth in this Agreement.  Subject to the provisions of Section 2(b), Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively referred to as the “Purchaser’s Representatives”) shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to Section 2(b), to enter upon and pass through the Premises during normal business hours to examine and inspect the same.

(b)           In conducting any inspection of the Premises or additional due diligence review (it being understood and agreed that except as expressly set forth in this Agreement, nothing raised, disclosed or reflected during such additional review shall give Purchaser any additional rights hereunder, including, without limitation, the right to terminate this Agreement), neither Purchaser nor any of Purchaser’s Representatives shall:  (a) contact or have any discussions with any of Seller’s employees, agents or representatives, or with any tenants at, or contractors providing services to, the Premises, unless in each case Purchaser obtains the prior consent of Seller, (b) interfere with the business of Seller conducted at the Premises or any tenant therein or the equipment or services located thereat, (c) damage the Premises or any portion thereof or (d) conduct any physical or invasive test or procedure on or at the Premises.  In conducting the foregoing inspection, Purchaser and Purchaser’s Representatives shall at all times comply with, and shall be subject to, all other terms, covenants and conditions of this Agreement.  Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser’s Representatives in furtherance of the foregoing.  Purchaser shall schedule and coordinate all inspections with Seller and shall give Seller at least two (2) business days’ prior notice thereof.  Seller shall be entitled to have a representative present at all times during each such inspection.  Purchaser agrees to pay to Seller on demand the cost of repairing and restoring any damage or disturbance, which Purchaser or Purchaser’s Representatives shall cause to the Premises or any portion thereof.  All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser’s Representatives relating to such inspection of the Premises and its other due diligence shall be at the sole expense of Purchaser.  In the event that the Closing hereunder shall not occur for any reason (other than a default on the part of Seller), Purchaser shall deliver to Seller, at no cost to Seller and without representation or warranty, copies of all tests, reports and inspections of the Premises made and conducted by Purchaser or Purchaser’s Representatives or for Purchaser’s benefit which are in the possession or control of Purchaser or Purchaser’s Representatives.  Without limiting the foregoing, Purchaser and Purchaser’s Representatives shall not be permitted to conduct borings of the Premises or drilling in or on the Premises.  For purposes of this Agreement, “business days” shall mean every day other than Saturdays, Sundays, all days observed by the federal or New York State governments as legal holidays and all days on which commercial banks in New York State are required to be closed.  The provisions of this Section 2(b) shall survive the Closing or any termination of this Agreement.

(c)           Purchaser agrees to indemnify and hold Seller and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors, and any successors or assigns of the foregoing (collectively, with Seller, the “Seller Related Parties”) harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by any of Seller’s Related Parties arising from or by reason of Purchaser’s and/or Purchaser’s Representatives’ access to, or inspection of, the Premises, or any inspections or other due diligence conducted by or on behalf of Purchaser (whether or not the same shall occur during the Due Diligence Period).  The provisions of this Section 2(c) shall survive the Closing or any termination of this Agreement.

(d)           Seller shall provide access to Purchaser and SL Green Realty Corp. (and their representatives, agents and auditors) to all books and records for the Property and financial information relating to the Property which are necessary or desirable, in Purchaser’s reasonable opinion, to prepare Purchaser’s and/or SL Green Realty Corp.’s financial statements and SEC filings and/or to satisfy Purchaser’s or SL Green Realty Corp.’s public auditing and Securities and Exchange Commission (“SEC”) requirements, including SEC Regulations S-X Rule 3-14 (Special Instructions for Real Estate Operations to be Acquired).

3.             PURCHASE PRICE AND DEPOSIT

The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property is FOUR HUNDRED EIGHTY MILLION ($480,000,000.00) DOLLARS, payable as set forth below.  The parties hereto acknowledge and agree that the value of the personalty at the Property being transferred hereunder is de-minimis and that no portion of the Purchase Price is allocable thereto.  Purchaser agrees to pay any tax which may be imposed upon the sale of any items or personal property hereunder and to file any required tax returns in connection therewith.  Purchaser agrees to indemnify and hold Seller harmless against any liability incurred by Seller because of non-payment of any tax, which may be imposed by any governmental agency upon the sale of any items of personal property owned by Seller and included in this transaction.  This paragraph shall survive the Closing.

(a)           Prior to the execution of this Agreement by Purchaser, Purchaser has delivered to Chicago Title Insurance Company (711 Third Avenue, New York, New York 10017, Attn.  Jack Marino), as escrow agent (“Escrow Agent” or “Title Company”) an amount equal to TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) (the “Deposit”) by wire transfer of immediately available federal funds to the escrow account of Escrow Agent.  In no event will Purchaser have a lien against the Premises by reason of the Deposit under this Agreement or expenses incurred in connection herewith and Purchaser waives any right that it might have to so lien the Premises.

(b)           At Closing, the Deposit, and any interest accrued thereon, together with the balance of the Purchase Price, shall be paid to Seller by wire transfer of immediately available federal funds.

(c)           Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account selected by Escrow Agent (it being agreed that Escrow Agent shall not be liable for the amount of interest which accrues thereon) in accordance with the terms of this Agreement.  Interest on the Deposit, if any, shall accrue for the benefit of Purchaser and shall be paid to the party entitled to receive the Deposit as provided in this Agreement.  Purchaser shall be responsible to pay any income taxes on interest on the Deposit.  The provisions of this Section 3(c) shall survive the Closing or any termination of this Agreement.

4.             ESCROW AGENT

(a)           Escrow Agent shall deliver the Deposit, and the interest accrued thereon, to Seller or to Purchaser, as the case may be, under the following conditions:

(i)            The Deposit (together with all interest accrued thereon) shall be delivered to Seller at the Closing; or

(ii)           The Deposit, and the interest accrued thereon, shall be delivered to Seller following receipt by Escrow Agent of written demand therefor from Seller, stating that Seller is entitled to the Deposit and specifying the Section of this Agreement which is the basis therefor, if Purchaser shall not have given written notice of objection in accordance with the provisions of Section 4(b); or

(iii)          The Deposit, and the interest accrued thereon, shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser, stating that Purchaser is entitled to the Deposit and specifying the Section of this Agreement which is the basis therefor, if Seller shall not have given written notice of objection in accordance with the provisions of Section 4(b); or

(iv)          The Deposit, and the interest accrued thereon, shall be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser.

(b)           Upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (a)(ii) or (a)(iii) above, Escrow Agent shall promptly give notice thereof

(including a copy of such demand) to the other party.  The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Holder at any time within ten (10) days, time being of the essence, after such party’s receipt of notice from Escrow Agent, but not thereafter.  Such notice shall set forth the basis for objecting to the delivery of the Deposit.  Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand.

(c)           If Escrow Agent shall have received the notice of objection provided for in subsection (b) above within the time therein prescribed, Escrow Agent shall continue to hold the Deposit, and the interest accrued thereon, until:  (i) Escrow Agent receives written notice from both Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (ii) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending, or (iii) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent’s option, in order to terminate Escrow Agent’s duties hereunder, including but not limited to depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser does not prevail in such dispute between the parties.

(d)           Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own gross negligence, willful misconduct or default.  Escrow Agent shall have no duties or responsibilities except those set forth herein.  Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto.  Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel, including all of Escrow Agent’s fees and expenses with respect to any interpleader action pursuant to paragraph (c) above) incurred in connection with this Agreement, and such liability shall be joint and several; provided that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement of any such expenses paid to Escrow Agent.  In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Deposit, and the interest accrued thereon, pursuant to paragraph (c) hereof and may decline to take any other action.  After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

(e)           Escrow Agent shall have the right at any time to resign upon ten (10) business days prior notice to Seller and Purchaser.  Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) business days after receipt of notice of Escrow Agent of its intent to resign.  If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, the President of the Real Estate Board of New York shall select a successor Escrow Agent hereunder.  At any time after the ten (10) business day period, Escrow Agent shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder from and after delivery.  Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Holder shall have no further responsibilities or obligations hereunder.

(f)            The provisions of this Section 4 shall survive the Closing or any termination of this Agreement.

5.             PERMITTED ENCUMBRANCES

The Premises are sold and are to be conveyed subject only to the following (the “Permitted Encumbrances”):

(a)           Any laws, rules, restrictions, regulations, statutes, ordinances, order or other legal requirements now or hereafter affecting the Premises, including without limitation, those relating to zoning and land use; and

(b)           All violations of law, rules, regulations, statutes, ordinances, orders or requirements now or hereafter issued or noted; and

(c)           The standard printed exclusions from coverage contained in the form of insuring agreement employed by the Title Company attached hereto as Exhibit 14; and

(d)           Any utility company rights, easements and franchises acquired for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Premises; and

(e)           The state of facts disclosed on the survey (the “One Dimensional Survey”) prepared by Earl B. Lovell – S.P. Belcher, Inc., dated May 1, 1958, last updated by visual examination on September 24, 2002, on the survey (the “Three Dimensional Survey”) prepared by Earl B. Lovell – S.P. Belcher, Inc., dated October 8, 2002 and on the survey (the “485 Survey”) prepared by Earl B. Lovell – S.P. Belcher, Inc., dated September 19, 1956, last updated by visual examination on September 24, 2002, and any further state of facts as a current survey of the Premises or a personal inspection would disclose; and

(f)            The rights and interests held by Teachers Insurance and Annuity Association of America, as Tenant under the Master Lease and as tenant under the TIAA Lease; and

(g)           The rights and interests held by tenants (“Tenants”), as tenants only, under the leases, licenses and occupancy agreements for space in the Premises which are listed on “Schedule B” attached hereto and made a part hereof (together with the TIAA Lease, the “Existing Leases”); and

(h)           Property Taxes, which are a lien but not yet due and payable;

(i)            The Non-Objectionable Encumbrances and any liens, encumbrances or other title exceptions approved or waived by Purchaser in accordance with Section 6; and

(j)            The matters set forth on Schedule C.

6.             TITLE INSURANCE

(a)           (i)            The parties acknowledge receipt of copies of title reports, No. 3102-00764 and 3102-00765 prepared by the Title Company, dated April 30, 2004 (collectively, the “Commitment”).  The parties agree that the following title exceptions set forth in Schedule B of the Commitment (a copy of which is attached hereto as “Schedule C”) shall be referred to as “Commitment Objections”:  In connection with title report no. 3102-00765, exceptions 8, 9, 10, 11, and 15;  in connection with title report no. 3102-00764, exceptions 10, 11, 15, 16, 17 and 18.

Commitment Objections are not Permitted Encumbrances.  All other matters set forth in the Commitment shall constitute Permitted Encumbrances.

(ii)           Purchaser and Seller shall instruct the Title Company to deliver a copy of any update to the Commitment to Purchaser and Seller simultaneously.  If, prior to the Closing, the Title Company shall deliver any update to the Commitment which discloses liens, encumbrances or other title exceptions which were not disclosed by the Commitment and which are not otherwise permitted hereunder (each an “Update Exception”), then Purchaser shall have until the earlier of (x) seven (7) business days after delivery of such update or (y) the Closing Date, time being of the essence, (the “Update Objection Date”) to deliver notice to Seller objecting to the applicable Update Exceptions (the “Update Objections; the Update Objections and the Commitment Objections, collectively referred to as the “Title Objections”).  If Purchaser fails to deliver such objection notice by the Update Objection Date, Purchaser shall be deemed to have waived its right to object to any Update Exceptions and the same shall not be Title Objections and shall be deemed Permitted Encumbrances.  If Purchaser shall deliver such objection notice by the Update Objection Date, any Update Exceptions which are not objected to in such notice shall not constitute Title Objections and shall be deemed Permitted Encumbrances.

(iii)          Purchaser shall not be entitled to object to and shall be deemed to have approved any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections and shall be deemed Permitted Encumbrances):  (1) which the Title Company is willing to omit from Purchaser’s title policy, without additional cost to Purchaser, (2) against which the Title Company is willing to provide affirmative insurance, without additional cost to Purchaser, (3) which will be extinguished upon the transfer of the Property or (4) which a tenant (other than Seller) under a Lease has responsibility to cure, correct or remove and for which the cost does not exceed $1,000,000 (collectively referred to as the “Non-Objectionable Encumbrances”).  Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate the Title Objections by the Scheduled Closing Date, unless the same are waived by Purchaser without any reduction in the Purchase Price, Seller may by notice to Purchaser (the “Title Cure Notice”) adjourn the Scheduled Closing Date one or more times, for a period not to exceed 30 days in the aggregate (the “Title Cure Period”) in order to attempt to eliminate such Title Objections.

(b)           If Seller is unable to eliminate any Title Objection within the Title Cure Period, unless the same is waived by Purchaser, then, Purchaser may (i) accept the Property, subject to such Title Objection, without abatement of the Purchase Price, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the Closing Date with respect to Seller’s failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement by notice given to Seller within three (3) business days following Seller’s notice of such inability, in which event Purchaser shall be entitled to a return of the Deposit (together with any interest accrued thereon).  If Purchaser shall fail to deliver the termination notice described in clause (ii) within the three (3) business day period described therein, time being of the essence, Purchaser shall be deemed to have made an election under clause (ii).  Upon the timely giving of any termination notice under clause (ii), this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.  The provisions of this paragraph (b) shall survive the Closing of this Agreement

(c)           It is expressly understood that except as set forth in the next sentence, in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause title in the Premises to be in accordance with the terms of this Agreement on the Closing Date.  Notwithstanding the foregoing, Seller shall be required to remove by payment, bonding or otherwise:  (i) any Title Objections which have been voluntarily recorded or otherwise placed by Seller against the Premises on or following the date hereof and (ii) any Title Objection which can be removed by the payment of a liquidated sum of money; provided, that, in no event shall Seller be obligated to expend in excess of $1,000,000 pursuant to the provisions of this clause (ii).

(d)           Notwithstanding anything to the contrary contained in this Agreement, if the Commitment or any update thereto discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller, on request, shall deliver to Purchaser or the Title Company affidavits to the effect that such judgments, bankruptcies or other returns are not against Seller, in form and substance sufficient to permit removal of same as exceptions in Purchaser’s title policy.

7.             APPORTIONMENTS

(a)           In accordance with and during the term of the Master Lease, Seller will continue to receive all rents and other payments under the Existing Leases and will continue to be responsible for all of lessor’s obligations under all such Existing Leases until the Master Lease Termination Date (as hereinafter defined), including for payment of real estate taxes and operating expenses as provided in the Master Lease, and, accordingly, there will be no apportionment of rents and expenses at the time of Closing.

(b)           On the Expiration Date (as defined in the Master Lease) or such earlier termination of the Master Lease in accordance with the terms thereof (the “Master Lease Termination Date”), the following shall be apportioned between Seller and Purchaser as of 11:59 p.m. (provided, however, that in the event that any of the Existing Leases provide that the tenants thereunder are responsible for payment of any of the expenses in full (as opposed to as part of Overage Rents (as hereinafter defined)), such expenses shall not be apportioned as between Seller and Purchaser):

(i)            real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvements district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Premises (collectively referred to as the “Property Taxes”);

(ii)           prepaid rents, fixed rents and additional rents payable pursuant to the Existing Leases (including without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any);

(iii)          administrative charges on security deposits held pursuant to the Existing Leases;

(iv)          prepaid fees for license or other permits assigned to Purchaser;

(v)           Permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto are assigned to Purchaser at the Closing;

(vi)          Fuel, if any, at the cost per gallon most recently charged to Seller together with any sales taxes paid in connection therewith based on a reading Seller will endeavor to have completed within five (5) days prior to the Closing Date or, if not so completed, as estimated by Seller’s supplier (a letter from Seller’s fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the Seller’s cost therefor, as the case may be); and

(vii)         such other items as are customarily apportioned in accordance with real estate closings of commercial properties in the Borough of Manhattan.

(c)           Property Taxes shall be apportioned on the basis of the fiscal periods for which assessed.  If the Master Lease Termination Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Master Lease Termination Date occurs, the apportionment of such Property Taxes based thereon shall be made on the basis of the most recent tax bills available.  In the event the Property or any part thereof shall be affected by any special or general assessments which are or may become payable in installments, the installment for the tax year in which the Master Lease Termination Date occurs shall be pro rated between the parties.  There shall be no re-proration of Property Taxes after the Master Lease Termination Date.

(d)           (i)            Monthly base or fixed rents (“Base Rents”) under the Existing Leases shall be adjusted and pro rated on an if, as and when collected basis.  If, on the Master Lease Termination Date, there are any past due Base Rents owing by any tenant for any period through the Master Lease Termination Date, Purchaser shall use its commercially reasonable efforts to collect same (which shall not require commencement of legal proceedings) after the Master Lease Termination Date.  Following the Master Lease Termination Date, Seller may bill tenants owing Base Rents for periods prior to the Master Lease Termination Date and may take all steps it deems appropriate, including litigation against the tenant, to collect Base Rents which are due Seller.  Base Rents collected by Purchaser or Seller after the Master Lease Termination Date from tenants who owe Base Rents for periods prior to the Master Lease Termination Date, shall be applied first to the month in which the Master Lease Termination Date occurs, second to amounts due Purchaser for periods following the month in which the Master Lease Termination Date occurred and third to amounts due Seller for periods prior to the month in which the Master Lease Termination Date occurred.  The party receiving such amount shall pay, after deducting reasonable costs of collection, if any, to the other party the portion to which it is entitled, within 15 days of its receipt of same.

(ii)           Additional or escalation rent based upon:  (A) a percentage of sales or (B) real estate taxes, operating expenses or increases in real estate taxes, operating expenses, labor costs, costs of living indices or porter’s wages (collectively referred to as “Overage Rents”) shall be adjusted and pro rated on an if, as and when collected basis.  If, on the Master Lease Termination Date, there are any past due Overage Rents owing by any tenant for any period through the Master Lease Termination Date, Purchaser shall use its commercially reasonable efforts to collect same (which shall not require commencement of legal proceedings) after the Master Lease Termination Date.  Following the Master Lease Termination Date, Seller may bill tenants owing Overage Rents for periods prior to the Master Lease Termination Date and may take all steps it deems appropriate, including litigation against the tenant, to collect Overage Rents which are due Seller.  Overage Rents collected by Purchaser or Seller after the Master Lease Termination Date from tenants who owe Overage Rents for periods prior to the Master Lease Termination Date, shall be applied first to the month in which the Master Lease Termination Date occurs, second to amounts due Purchaser for periods following the month in which the Master Lease Termination Date occurred and third to amounts due Seller for periods prior to the month in which the Master Lease Termination Date occurred.  The party receiving such amount shall pay to the other party the portion to which it is entitled, within 15 days of its receipt of same.

(iii)          The following shall apply to the extent Overage Rent is billed on the basis of Landlord’s estimates or an annual budget, which is subject to subsequent reconciliation and readjustment with each such tenant at the end of the applicable year:

(1)           Prior to the Master Lease Termination Date, Seller shall provide Purchaser with a reconciliation statement for calendar year 2005 through the Master Lease Termination Date, with all necessary supporting documentation, as to the Overage Rent paid by the tenants for calendar year 2005.  Such reconciliation statement shall indicate any difference between the Overage Rent paid by the tenants (based on Seller’s annual 2005 budget for real estate taxes and operating expenses) and the amount that should have been paid by the tenants through the Master Lease Termination Date (based on the actual expenses covering such time period);

(2)           If the Seller has collected more on account of such Overage Rent than such actual amount for such time period, then the amount of such difference shall be returned directly to the applicable Tenant(s);

(3)           If Seller has collected less from the tenants for Overage Rents than the actual amounts for such time period, then the amount of such difference shall be billed to the applicable Tenant(s) and apportioned as of the Master Lease Termination Date, and Purchaser shall use its commercially reasonable efforts to collect same (which shall not require commencement of legal proceedings) after the Master Lease Termination Date.  Following the Master Lease Termination Date, Seller may bill tenants owing such amounts and may take all steps it deems appropriate, including litigation against any applicable Tenant(s), to collect same;

(4)           Except as set forth in subparagraphs (ii) and (iii)(3) above, there shall be no re-prorations of Overage Rent after the Master Lease Termination Date.

(iv)          This paragraph (d) shall survive the Closing and the Master Lease Termination Date.

(e)           If there are any water meters at the Premises, the unfixed charges covered by meters shall be apportioned on the basis of an actual reading done within 5 days prior to the Master Lease Termination Date or if such a reading has not been made on the basis of the last available reading.  There shall be no re-prorations of water bills after the Master Lease Termination Date.

(f)            Charges for all electricity, steam, gas and other utility services (collectively referred to as “Utilities”) shall be billed to Seller’s account up to the Master Lease Termination Date and from and after the Master Lease Termination Date, all Utilities shall be billed to Purchaser’s account.  If for any reason such changeover is not practicable as of the Master Lease Termination Date as to any Utility, such Utility shall be apportioned on the basis of actual current readings or if such readings are not available, on the basis of the most recent bills available.  There shall be no re-prorations of Utilities after the Master Lease Termination Date.

(g)           Subject to the next sentence, Seller agrees that it shall be responsible and shall give Purchaser a credit against the Purchase Price at Closing for, the payment of all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after the Closing Date) arising from, related to, or in connection with the existing term (and all prior terms) of the Existing Leases.  Purchaser agrees that it shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after the Closing Date) arising from, relating to or in connection with any renewal, expansion or other options contained in the Existing Leases.  Without limiting the preceding sentence, Purchaser acknowledges and agrees that it shall be responsible for the payment of “Future Commissions” (as hereinafter defined) due the “Tenant’s Broker” (as hereinafter defined) pursuant to and in accordance with the terms of the Brokerage Agreements described in “Schedule D” attached hereto.  “Future Commissions” shall mean leasing commissions which, pursuant to the Brokerage Agreements described in Schedule D, become due as a result of the exercise after the date hereof of any renewal, extension, expansion or other option under an Existing Lease.  “Tenant’s Broker” shall mean the “Broker” as defined in each of the Brokerage Agreements described in “Schedule D” attached hereto.  If as of the

Closing Date, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible (“Purchaser’s TIC’s”) pursuant to the foregoing, Purchaser shall reimburse Seller for same at Closing.  Purchaser hereby agrees to (i) assume, (ii) release Seller from and (iii) indemnify and hold harmless Seller against any and all liability relating to, Purchaser’s TIC’s.  For purposes hereof, “Tenant Inducement Costs” shall mean any out of pocket payments required under an Existing Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement or concession, including without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buy out costs and moving allowances; provided, that Tenant Inducement Costs shall not include loss of income resulting from any free rent period, it being agreed that Seller shall bear such loss resulting from any free rental period with respect to the period prior to the Master Lease Termination Date and Purchaser shall bear such loss with respect to the period from and after the Master Lease Termination Date.  This paragraph shall survive Closing.

(h)           At or prior to the Closing, the parties will jointly prepare and agree upon a closing statement (the “Closing Statement”) which will show the net amount due to Seller as the result of the adjustments and prorations provided for herein.

(i)            This Section 7 shall survive the Closing and the Master Lease Termination Date.

8.             CONDITION OF THE PROPERTY; REPRESENTATIONS

(a)           Purchaser expressly acknowledges and agrees that Seller shall not be liable for any latent or patent defects in the Property and that except as expressly set forth in this Agreement, neither Seller, nor any person acting on behalf of Seller, nor any person or entity which prepared or provided any of the materials reviewed by Purchaser in conducting its due diligence, nor any direct or indirect officer, director, partner, shareholder, employee, agent, representative, accountant, advisor, attorney, principal, affiliate, consultant, contractor, successor or assign of any of the foregoing parties (Seller, and all of the other parties described in the preceding portions of this sentence (other than Purchaser), shall be referred to herein collectively as the “Exculpated Parties”) has made any oral or written representations or warranties, whether expressed or implied, by operation of law or otherwise, with respect to the Property, the zoning and other laws, regulations and rules applicable thereto or the compliance by the Property therewith, the revenues and expenses generated by or associated with the Property, or otherwise relating to the Property or the transactions contemplated herein.  Purchaser further acknowledges and agrees that, except as expressly set forth in this Section 8, all materials which have been provided by any of the Exculpated Parties have been provided without any warranty or representation, expressed or implied as to their content, suitability for any purpose, accuracy, truthfulness or completeness and Purchaser shall not have any recourse against Seller or any of the other Exculpated Parties in the event of any errors therein or omissions therefrom.  Purchaser is familiar with the physical and environmental condition of the Property and has conducted (or elects not to conduct) such investigations of the affairs and conditions of the Property as Purchaser has considered appropriate and Purchaser is acquiring the Property based solely on its own independent investigation and inspection of the Property and not in reliance on any information provided by Seller, or any of the other Exculpated Parties, except for the representations expressly set forth herein.

(b)           Purchaser acknowledges and agrees that, except as expressly set forth in this Section 8, it is purchasing the Property “AS IS” and “WITH ALL FAULTS”, based upon the condition of the Property as of the date of this Agreement, reasonable wear and tear and, subject to the provisions of Sections 9 and 10 of this Agreement, loss by condemnation or fire or other casualty excepted.  Purchaser acknowledges that it has reviewed and approved the Master Lease, the TIAA Lease and the Existing Leases.  Purchaser acknowledges and agrees that its obligations under this Agreement shall not be subject to any financing contingency or, except as expressly set forth in Sections 12 and 21 of this Agreement, other contingencies or satisfaction of conditions and Purchaser shall have no right to terminate this Agreement or receive a return of the Deposit (or the accrued interest thereon) except as expressly provided for in this Agreement.

(c)           Seller hereby represents to Purchaser as follows as of the date hereof (each a “Representation”):

(i)            Attached hereto as “Schedule B” is a correct and complete list of the leases, licenses, occupancy and other agreements for space in the Premises.

(ii)           As of the Master Lease Termination Date, there will be no service, union, maintenance or supply agreements affecting the Premises and which will be binding on Purchaser and the Management Agreement (the “Management Agreement”), dated June      , 2004, between Teachers Insurance and Annuity Association of America, as owner and Teachers Insurance and Annuity Association, as manager will also be terminated.

(iii)          Attached hereto as “Schedule E” is a correct and complete list of the security deposits held by Seller under the Existing Leases.

(iv)          There is no uninsured action, suit, litigation, hearing or administrative proceeding pending against or, to the best of Seller’s knowledge, threatened in writing, against Seller with respect to all or any portion of the Premises other than one personal injury litigation commenced by a former employee of Seller.

(v)           There are no condemnation or eminent domain proceedings pending or, to the best of Seller’s knowledge, threatened, against the Premises.

(vi)          Seller:  (A) is a duly organized and validly existing corporation in good standing under the laws of New York, and (B) has all requisite power and authority, and has obtained any necessary consents required, to enter into and carry out the transactions contemplated by this Agreement.

(vii)         Copies of insurance certificates setting forth coverage maintained with respect to the Premises is attached hereto as “Schedule F” and the premiums on the policies evidenced by such certificates have been paid in full through the Closing Date.

(viii)        True, correct and complete copies of all Existing Leases and all amendments, modifications and supplements thereof have been delivered to Purchaser or made available to Purchaser on the web site of Seller’s Broker (as hereinafter defined).

(ix)           Exhibit D contains a true, correct and complete list of all leasing brokerage, commission and other similar agreements affecting the Existing Leases and/or the Premises, and Seller has delivered to Purchaser true, correct and complete copies of same.

(x)            Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

Any and all uses of the phrase, “to the best of the Seller’s knowledge” or other references to Seller’s knowledge in this Agreement shall mean the actual, present, conscious knowledge of Thomas Nelson and Opal Tom (the “Seller Knowledge Individuals”) as to a fact at the time given without investigation or inquiry.  Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individuals are not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations of Seller set forth in this Agreement.  Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other individual or entity, shall be imputed to the Seller Knowledge Individuals.

The Representations of Seller contained in this Section 8 shall survive the Master Lease Termination Date for ninety (90 days following the Master Lease Termination Date.  Each such Representation shall automatically be null and void and of no further force and effect on the day which is ninety (90 days following the Master Lease Termination Date unless, prior to such day, Purchaser shall have commenced a legal proceeding (a “Proceeding”) against Seller alleging that Seller is in breach of such Representation and that Purchaser shall have suffered actual damages as a result thereof.  If Purchaser shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that:  (1) Seller was in breach of any of the applicable Representations as of the date of this Agreement and (2) Purchaser suffered actual damages (the “Damages”) by reason of such breach and (3) Purchaser did not have knowledge of such breach on or prior to the Closing Date then, Purchaser shall be entitled to receive an amount equal to the Damages.

(d)           The Representations of Seller set forth in paragraph (c) above, are subject to the following limitations:  (i) Seller does not represent that any particular Existing Lease (other than the Master Lease and the TIAA Lease) will be in force or effect as of the Closing or that the tenants thereunder, will not be in default and (ii) to the extent that Seller has delivered or made available to Purchaser any Existing Leases, or other written materials containing provisions inconsistent with any of such Representations, then such Representations shall be deemed to conform to such provisions.

(e)           Purchaser hereby represents to Seller as of the date hereof that:  (1) Purchaser (A) is a duly organized and validly existing limited liability company in good standing under the laws of Delaware and is qualified to conduct business in New York and (B) has all requisite power and authority, and has obtained any necessary consents required, to enter into and carry out the transactions contemplated by this Agreement, (2) Purchaser’s acquisition of the Premises does not constitute a purchase of securities within the meaning of federal or state securities laws, and Purchaser waives all rights, if any, to make any claim in connection with any federal or state securities law and (3) Purchaser:  (A) is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA and (B) is not using any “plan assets,” within the meaning of 29 CFR Reg. Sec. 25103-101, of any plan subject to ERISA to effect any transaction under this Agreement.  The provisions of this paragraph (e) shall survive the Closing.

9.             DAMAGE AND DESTRUCTION

(a)           If all or any part of the Improvements is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date, whether or not such damage affects a material part of the Improvements, then:

(i)            if the estimated cost of repair or restoration is less than or equal to $10,000,000 and if the estimated time to complete such repair or restoration is twelve (12) months or less, neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage.  In such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any rent insurance proceeds applicable to the period from and after the Closing Date and any casualty insurance proceeds received under the insurance policies in effect with respect to the Premises on account of said physical damage or destruction (to be applied to repair and restoration and to the extent not previously expended on repair or restoration) and at Closing, Purchaser shall receive a credit against the Purchase Price for the amount of the deductible on such casualty insurance policy (to be applied to repair and restoration and to the extent not previously expended on repair or restoration).

(ii)           if the estimated cost of repair or restoration exceeds $10,000,000 or if the estimated time to complete such repair or restoration exceeds twelve (12) months, Purchaser shall have the option, exercisable within ten (10) business days after receipt of notice of the occurrence of such fire or other casualty, time being of the essence, either (x) to terminate this Agreement by delivering notice thereof to Seller, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof or (y) to waive unconditionally its right to terminate this Agreement by delivering notice thereof to Seller (in form reasonably satisfactory to Seller).  If a fire or other casualty described in this clause (ii) shall occur and Purchaser shall not deliver notice under either (x) or (y) above within such 10-business day period, then Purchaser shall be deemed to have elected not to terminate this Agreement.  If a fire or other casualty described in this clause (ii) shall occur and Purchaser timely delivers a notice under (y) above or is deemed to have elected to go forward pursuant to the terms hereof, then Purchaser and Seller shall consummate the transactions hereunder in accordance with this Agreement without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage and, in such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any insurance proceeds applicable to the period from and after the Closing Date and any casualty insurance proceeds received under the insurance policies in effect with respect to the Premises on account of said physical damage or destruction (to be applied to repair and restoration and to the extent not previously expended on repair or restoration) and at Closing, Purchaser shall receive a credit against the Purchase Price for the amount of the deductible on such casualty insurance policy (to be applied to repair and restoration and to the extent not previously expended on repair or restoration).

(b)           The estimated cost to repair and/or restore and the estimated time to complete contemplated in subsection (a) above shall be established by reasonable estimates obtained by Seller from independent contractors, subject to the provisions of paragraph (c) below.

(c)           The provisions of this Section 9 supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.  Any disputes under this Section 9 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the Real Estate Board of New York, Inc. to designate an arbitrator.  Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of office buildings in Manhattan.  The determination of the arbitrator shall be conclusive and binding upon the parties.  The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

10.           CONDEMNATION

(a)           If, prior to the Closing Date, any part of the Premises is taken or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, any part of the Premises (a “Taking”), then:

(i)            if such Taking is temporary or not material (for purposes of this Section 10 “material” means that the condemnation award will exceed $10,000,000) as reasonably determined by an independent architect chosen by Seller (subject to the provisions of paragraph (b) below), and does not materially and adversely affect access to the Premises, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.  Any such award or other proceeds shall be applied to repair or restoration.

(ii)           if such Taking is material, as reasonably determined by an independent architect chosen by Seller (subject to the provisions of paragraph (b) below), Purchaser shall have the option, exercisable within ten (10) business days after receipt of notice of such Taking, time being of the essence, either (x) to terminate this Agreement by delivering notice thereof to Seller, whereupon the Deposit (together with any interest earned thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof or (y) to waive unconditionally its right to terminate this Agreement by delivering notice thereof to Seller (in form reasonably satisfactory to Seller).  If a Taking described in this clause (ii) shall occur and Purchaser shall not deliver notice under either (x) or (y) above within such 10-business day period, then Purchaser shall be deemed to have elected not to terminate this Agreement.  If a Taking described in this clause (ii) shall occur and Purchaser timely delivers a notice under (y) above or is deemed to have elected to go forward pursuant to the terms hereof, then Purchaser and Seller shall consummate the transactions hereunder in accordance with this Agreement without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.  Any such award or other proceeds shall be applied to repair or restoration.

(b)           The provisions of this Section 10 supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.  Any disputes under this Section 10 as to whether the Taking is material or not shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the Real Estate Board of New York, Inc. to designate an arbitrator.  Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in Manhattan.  The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

11.           CLOSING

The closing (the “Closing”) of the transactions contemplated hereunder shall occur on July 19, 2004 (the “Scheduled Closing Date”) with Purchaser having a right to adjourn the

Scheduled Closing Date to July 30, 2004 (the “Extended Closing Date”; the actual date of the Closing is herein referred to as the “Closing Date”).  Seller and Purchaser shall submit, in escrow, those documents and/or deliveries required of each of them, to the Escrow Agent on or before the Closing Date, pursuant to their respective closing instructions.  Purchaser acknowledges and agrees that none of the documents and/or deliveries submitted by Seller may be released from escrow, until such time as Seller has confirmed in writing its and/or its designees receipt of the Purchase Price.  Time is of the essence as to the Purchaser’s obligation to close the transactions contemplated hereunder on the Extended Closing Date.  The Purchase Price must be received by Seller by 2:00 p.m. (New York Time) in order to constitute receipt of the Purchase Price on that day.

12.           CLOSING DELIVERIES; MASTER LEASE TERMINATION DATE DELIVERIES

(a)           On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser, executed, as appropriate, the following:

(i)            A Bargain and Sale Deed Without Covenant Against Grantor’s Acts (the “Deed”) in the form attached hereto as “Exhibit 1”;

(ii)           A New York State Department of Taxation and Finance Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (the “TP-584”);

(iii)          A New York City Department of Finance Real Property Transfer Tax Return (the “NYC-RPT”);

(iv)          An Affidavit in Lieu of Registration Statement in the form attached hereto as “Exhibit 2”;

(v)           An Assignment and Assumption of the Master Lease (the “Master Lease Assignment”) in the form attached hereto as “Exhibit 3”;

(vi)          A Bill of Sale (the “Bill of Sale”) in the form attached hereto as “Exhibit 4”;

(vii)         An Assignment and Assumption of the Management Agreement (the “Management Agreement Assignment”), in the form attached hereto as “Exhibit 5”, if same shall be entered into by the parties thereto;

(viii)        Letters to all tenants under the Existing Leases in the form attached hereto as “Exhibit 6”;

(ix)           A certification as to Seller’s nonforeign status in the form attached hereto as “Exhibit 7”;

(x)            Originals or, if unavailable, copies, of the Existing Leases then in effect and all related tenant files, to the extent in Seller’s possession, all of which shall be kept in the office of the managing agent at the Premises;

(xi)           Originals or, if unavailable, copies, of books, records, plans and specifications, permits, licenses and approvals, technical manuals and similar materials for the Improvements to the extent same are in Seller’s possession, all of which shall be kept in the office of the managing agent at the Premises;

(xii)          A Secretary’s Certificate for the Seller certifying the due authorization of the transaction contemplated herein;

(xiii)         A Good Standing Certificate for the Seller issued by the Secretary of State of New York;

(xiv)        Keys, card keys, codes, to the extent applicable, for the Premises, all of which shall be kept in the office of the managing agent at the Premises;and

(xv)         Executed tenant estoppel certificates from the Required Tenants (as hereinafter defined) either in the form attached hereto as “Exhibit 8” or in the form such Required Tenant is expressly obligated to deliver under its applicable Existing Lease, (subject to (a) non-material modifications thereof; it being agreed that qualifications to the executing party’s knowledge or words of similar import shall be deemed non-material, (b) such tenant making note of items which constitute Permitted Encumbrances or which Seller otherwise agrees to discharge, and (c) modifications thereof to conform the same to Existing Leases or other information delivered to Purchaser or made available for its review on the web site of Seller’s Broker; hereinafter collectively referred to as “Permitted Estoppel Modifications”).  In lieu of any such estoppel certificate from a Required Tenant, Seller may (but shall not be obligated to) deliver a Seller estoppel certificate (“Seller Estoppel”) which covers the matters such Required Tenant is expressly obligated to certify to under its applicable Existing Lease or if the Existing Lease does not require any such certification, then covering the matters set forth in the form attached as Exhibit “8-A”; provided, that, Purchaser shall not be obligated to accept a Seller estoppel certificate in lieu of a tenant estoppel certificate with respect to Existing Leases from the Major Tenants (as hereinafter defined).  The “Required Tenants” are:  (i) the Major Tenants and (ii) tenants which, together with the Major Tenants, occupy seventy-five percent (75%) of the leased space by Tenants other than Seller at the Premises.  All estoppel certificates delivered by Tenants shall be accepted by Purchaser and counted towards the foregoing percentage, provided that Purchaser shall not be obligated to accept a Tenant Estoppel if such Tenant Estoppel reflects any materially adverse matter or any statement that is not a Permitted Estoppel Modification.  At Closing Seller shall deliver an estoppel certificate from Teachers Insurance and Annuity Association of America with respect to the Master Lease and the TIAA Lease, each in the form attached hereto as “Exhibit 8”.  The Major Tenants are:  Fairchild Publications, Inc., RSM McGladrey, Inc., North Fork Bank, Eisner, LLP, Teachers Insurance and Annuity Association of America (“TIAA”), as tenant under the Master Lease and TIAA, as tenant under the TIAA Lease.  Purchaser acknowledges that Fairchild Publications, Inc. has not taken possession of its space and is not yet required to pay rent, and any estoppel certificate from such tenant shall be modified accordingly.  Any estoppel certificate from Seller shall by its terms survive for only six (6) months following the Closing Date and, if at any time after Seller’s delivery thereof with respect to an Existing Lease, Purchaser shall receive a tenant estoppel certificate with respect thereto substantially similar to the Seller Estoppel relating to such Existing Lease, then such Seller estoppel certificate shall be deemed null and void and of no further force or effect.  The failure to obtain estoppel certificates from the Required Tenants shall not be a default on the part of the Seller but rather the failure of a condition precedent to Purchaser’s obligation to close, in which case, Purchaser shall have the right to waive such requirement or terminate this Agreement and received a return of the Deposit.  Seller shall request estoppel certificates from all the tenants under the Existing Leases, shall use commercially reasonable efforts to obtain the estoppels and shall deliver copies of executed estoppels to Purchaser promptly after Seller receives same.

Seller shall be deemed to have delivered the items set forth in clauses (x), (xi), and (xiv) above if the same are left at the Property on the Closing Date.

(b)           On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller, executed, as appropriate, the following:

(i)            The TP-584;

(ii)           The NYC-RPT;

(iii)          The Master Lease Assignment;

(iv)          The Bill of Sale;

(v)           The Management Agreement Assignment; and

(vi)          The Purchase Price, as adjusted pursuant to this Agreement.

(c)           On the Master Lease Termination Date, Seller shall deliver or cause to be delivered to Purchaser, executed, as appropriate, the following:

(i)            An Assignment and Assumption of the Existing Leases (the “Existing Leases Assignment”), as such Existing Leases are in effect on the Master Lease Termination Date, in the form attached hereto as “Exhibit 12”;

(ii)           The cash security deposits (together with interest accrued thereon less a 1% per annum administrative fee) and letters of credit held by Seller as security under the Existing Leases, but only to the extent the same have not been applied due to any material default after the expiration of all applicable cure periods or returned to tenants in accordance with the Existing Leases;

(iii)          Tenant Notice Letters in the form of Exhibit 6-A;

(iv)          To the extent not previously delivered to Purchaser on the Closing Date, originals, or if unavailable, copies of all leases, licenses, occupancy and other agreements for space at the Property and any other items described in Section 12(a) not delivered to Purchaser on the Closing Date

(v)           Termination of CBRE Management Agreement and written agreement by CBRE not to seek any payment from Purchaser in connection therewith; and

(vi)          Termination of the Management Agreement with TIAA and written agreement by TIAA not to seek any payment from Purchaser in connection therewith.

This Section 12(c) shall survive the Master Lease Termination Date.

On the Master Lease Termination Date, Purchaser shall deliver or cause to be delivered to Seller, executed, as appropriate the Existing Leases Assignment.

(d)           Purchaser hereby acknowledges and agrees that the acceptance of the Deed by Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed under this Agreement except those, if any, which are herein specifically stated to survive delivery of the Deed.  Unless so specifically stated, no agreement or representation made herein by Seller shall survive the delivery of the Deed.

13.           TAX REDUCTION PROCEEDINGS

Purchaser shall prosecute the application filed by Seller for the reduction of the assessed valuation of the Premises or any portion thereof for real estate taxes for the New York City fiscal year July 1, 2004 to June 30, 2005 (the “04/05 Tax Year”), and Purchaser shall file and prosecute such application for the New York City fiscal year July 1, 2005 to June 30, 2006 (the “05/06 Tax Year”).  Purchaser shall have the right to withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises (i) for any fiscal period prior to the 05/06 Tax Year and (ii) for the 05/06 Tax Year, in each instance with the prior consent of Seller, not to be unreasonably withheld or delayed.  The amount of any tax refunds (net of attorneys’ fees and other costs of obtaining such tax refunds and subject to the immediately preceding sentence) with respect to any portion of the Premises for the tax year in which the Master Lease Termination Date occurs shall be apportioned between Seller and Purchaser as of the Master Lease Termination Date.  To the extent that any tenant shall, in accordance with the terms of its Existing Lease, the Master Lease or the TIAA Lease, be entitled to receive a portion of any tax refunds, which Seller or Purchaser is entitled to receive hereunder, then such party shall be obligated to pay such portion thereof to such tenant in accordance with its Lease.  If, in lieu of a tax refund, a tax credit is received with respect to any portion of the Premises for the tax year in which the Master Lease Termination Date occurs, then (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys’ fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned).  All refunds, credits or other benefits applicable to any fiscal period prior to the 05/06 Tax Year shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within five (5) days following receipt thereof.  The provisions of this Section 13 shall survive the Closing and the Master Lease Termination Date.

14.           EMPLOYEES

To the extent that Purchaser offers employment to any of the employees (the “Employees”) employed at the Premises after the Master Lease Termination Date, Purchaser agrees that it shall be solely responsible for all liabilities whatsoever with respect to such hired Employees, for any and all:  (i) salaries (for the period from and after the Master Lease Termination Date), (ii) benefits attributable to the period from and after the Master Lease Termination Date, and (iii) notices, payments, fines or assessments due to any governmental authority pursuant to any laws, rules or regulations with respect to the employment, discharge or layoff from and after the Master Lease Termination Date, including, but not limited to, such liability as arises under the Worker Adjustment and Retraining Notification Act, Section 4980B of the Internal Revenue Code (COBRA) and any rules or regulations as have been issued in connection with any of the foregoing (items (i) – (iii), collectively the “Post Termination Employee Liabilities”).  Purchaser agrees that it shall be solely responsible for all payments and liabilities whatsoever with respect to any and all benefit continuation, severance payments and/or other payments that may be payable as a result of the termination, on or after the Master Lease Termination Date, of any employees of Seller or Seller’s managing agent working at the

Premises (the “Termination Employee Liabilities”).  Purchaser hereby agrees to indemnify Seller and its affiliates against, and agrees to hold them harmless from, any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys’ fees) and other liabilities and obligations relating to the Post Termination Employee Liabilities and/or the Termination Employee Liabilities and/or otherwise incurred or suffered as a result of any claim by any Employee or any terminated employee that arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law in equity (including any claims for wrongful discharge or otherwise), arising as a result of the termination of any employee on or after the Master Lease Termination Date and/or out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) from and after the Master Lease Termination Date.  The provisions of this Section 15 shall only be applicable to employees who are covered by any applicable collective bargaining agreement for the Premises.  The provisions of this Section 14 shall survive the Closing.

15.           COVENANTS OF SELLER

(a)           During the period from the date hereof until the Master Lease Termination Date, Seller shall:

(i)            be permitted to enter into any agreements with respect to all or any portion of the Property, provided that such agreements expire by their terms on or prior to the Master Lease Termination Date subject to paragraph (b) below;

(ii)           maintain in full force and effect the insurance policies currently in effect with respect to the Premises;

(iii)          subject to paragraph (b) below, and with Purchaser’s prior written consent, not to be unreasonably withheld, have the right to institute legal proceedings against any tenant under an Existing Lease with respect to any material default or failure to perform a material obligation by any such tenant prior to the Master Lease Termination Date;

(iv)          have the right to (1) apply any security deposits held under the Existing Leases in respect of tenants who are in material default under the applicable Existing Lease after the expiration of all applicable cure periods and (2) return the security deposit of any tenant under the Existing Leases, who is entitled to the return of such deposit pursuant to the term of its Existing Lease;

(v)           operate and manage the Premises in a manner consistent with current practice; provided, however, that Seller shall have no obligation to make capital improvements except as expressly provided in the Master Lease;

(vi)          deliver to Purchaser, promptly after receipt by Seller or its agents or representatives, copies of all notices and other correspondence from Tenants;

(vii)         provide to Purchaser copies of the worksheets and all related reporting documentation used by Seller to determine the amounts of Overage Rents and escalations for all applicable Tenants;

(viii)        at Seller’s sole expense, remove the existing roofing systems and install ballasted IRMA roofs, with 20-year warranties, on part of the setback on the 5th floor and on the setback of the 31st floor of the 485 Property (as hereinafter defined); and

(ix)           not, and shall cause its managing agent not, to hire any additional employees or change the classification of any employees at the Premises as of the date hereof.

(b)           During the period from the date hereof until the Master Lease Termination Date, Seller shall not, without Purchaser’s prior approval, terminate, amend, renew or modify any Existing Lease, or except as permitted by paragraph (d) below, enter into any new lease, license, sublease or other agreement for space at the Premises, nor consent to any assignment or sublease of, or structural or building system alteration under (unless required pursuant to an Existing Lease), any lease, license, sublease or other agreement for space at the Premises, it being agreed that Seller may amend, renew or modify any Existing Lease, to the extent required pursuant to its existing terms (e.g., if a renewal option contained in the Existing Lease is exercised).

(c)           Whenever in Section 15(b) hereof Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within ten (10) business days after receipt of Seller’s request therefor, which request shall be accompanied by a description of the material terms of the proposed transaction, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its disapproval within said ten (10) business day period, Purchaser shall be deemed to have not approved same.

(d)           Purchaser hereby acknowledges that it has been advised that Seller will be entering into the agreements described below after the date hereof and hereby approves of the entering into of such agreements:

(1)           The Master Lease in the form attached hereto as “Exhibit 9”;

(2)           A Lease (the “TIAA Lease”) in the form attached hereto as “Exhibit 10”; and

(3)           The Management Agreement in the form and substance reasonably agreed between Seller and Purchaser and which will not decrease Purchaser’s rights in any material respect or increase Purchaser’s obligations, nor will Purchaser be responsible for any costs thereunder.

(e)           Notwithstanding any other provision of this Agreement (including, without limitation, Section 7(g)), in connection with the Existing Lease between Seller, as landlord, and Fairchild Publications, Inc. (“Fairchild”), as tenant (the “Fairchild Lease”), Seller shall be solely responsible for and shall indemnify, reimburse and hold harmless Purchaser against (i) any and all brokerage costs, fees and commissions or any Landlord contribution, reimbursement, rent credit or other amount in connection with any tenant improvements which may be or become due in connection with the Phase I Premises or Phase II Premises (as defined in the Fairchild Lease) or Fairchild’s exercise of its option to lease premises located on the 6th floor or basement, or any and all amounts paid or credited by Purchaser to Fairchild on or after the Closing Date on account thereof ; (ii) any landlord contribution, reimbursement, rent credit or other amount due to Fairchild in connection with upgrading bathrooms in its premises under the Fairchild Lease; and (iii) any loss, cost or damage (including rent credit or offset) sustained or costs incurred by Purchaser as a result of Seller’s failure to perform or pay for, on a timely basis, any work required to be performed by Seller pursuant to the Fairchild Lease.

(f)            Seller agrees to indemnify, defend and hold harmless Purchaser from and against any loss, cost, liability or claims made or asserted by Colliers ABR, Seller’s leasing agent, for any commissions or other compensation due to them in connection with any Existing Leases (or prior leases) at the Premises.

16.           SECURITY DEPOSITS

(a)           Cash security deposits under the Existing Leases shall be transferred to Purchaser on the Master Lease Termination Date pursuant to Section 12(c)(ii) unless applied or returned pursuant to Section 15(a)(iv).  Purchaser agrees to indemnify and hold Seller harmless from any liability to the tenants under the Leases or otherwise, with reference to such security deposits transferred to Purchaser on the Master Lease Termination Date, as aforesaid.

(b)           To the extent that any security deposit is composed of a letter of credit:  (i) Seller shall make commercially reasonable efforts to have the same assigned and transferred, which expense shall be shared equally by Seller and Purchaser, to Purchaser as of the Master Lease Termination Date and (ii) if not transferable as of the Master Lease Termination Date, Seller shall cooperate with Purchaser in all reasonable respects following the Master Lease Termination Date so as to transfer the same to Purchaser or to obtain a replacement letter of credit with respect thereto, at equal expense to Purchaser and Seller (except to the extent set forth below), in favor of Purchaser.  In addition to, but not in limitation of, the foregoing, Seller shall also deliver to Purchaser on the Master Lease Termination Date such documentation, including, without limitation, sight drafts executed in blank, as Purchaser shall reasonably require in connection with drawing under the letters of credit which have not been transferred to Purchaser.  Any transfer or replacement fees associated with transferring the letters of credit or obtaining replacement letters of credit, as aforesaid, shall be the responsibility of Seller.  Until any such letter of credit shall be transferred or replaced, Seller shall draw upon the same and deliver the proceeds to Purchaser promptly following Purchaser’s written request; provided that Purchaser shall defend, indemnify and hold harmless Seller from and against any and all loss, cost, damage, liability or out-of-pocket expense incurred by Seller as a result of any such actions taken by Seller at Purchaser’s request.

(c)           This Section 16 shall survive the Closing and the Master Lease Termination Date.

17.           BROKERS

(a)           Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a “Broker”) in connection with this Agreement or the transactions contemplated hereby other than Cushman & Wakefield, Inc. (“Seller’s Broker”).  Purchaser hereby agrees to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (other than Seller’s Broker) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.

(b)           Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker (other than Seller’s Broker) in connection with this Agreement or the transactions contemplated hereby.  Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (including Seller’s Broker) engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.

(c)           The provisions of this Section 17 shall survive the termination of this Agreement or the Closing.

18.           DEFAULTS

(a)           If (i) Purchaser shall default in the payment of the Purchase Price or if Purchaser shall default in the performance of any of its other material obligations to be performed on the Closing Date, or (ii) Purchaser shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for ten (10) days after notice to Purchaser, Seller’s sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit (and any interest earned thereon), as liquidated damages for Purchaser’s default hereunder, it being agreed that the damages by reason of Purchaser’s default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof.

(b)           If (x) Seller shall default in any of its material obligations to be performed on the Closing Date or (y) Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only, such default shall continue for ten (10) days after notice to Seller, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, following and upon advice of its counsel) shall have the right

(i) to seek to obtain specific performance of Seller’s obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after the Extended Closing Date, or (ii) to receive a return of the Deposit (together with any interest earned thereon), it being understood that if Purchaser fails to commence an action for specific performance within sixty (60) days after the Extended Closing Date, Purchaser’s sole remedy shall be to receive a return of the Deposit (together with any interest earned thereon).  Upon return of the Deposit (together with any interest thereon) as described in clause (ii) above, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof.  Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance if Seller shall be prohibited from performing its obligations hereunder by reason of any law, regulation, or other legal requirement applicable to Seller.

(c)           The provisions of this Section 18 shall survive the termination hereof.

19.           TRANSACTION COSTS

(a)           Seller, in addition to its apportionment obligations hereunder, shall also be responsible for:  (i) any transfer taxes imposed in connection with the sale of the Premises, (ii) 50% of Escrow Agent’s escrow fee, if any, (iii) the cost of its legal counsel, (iv) any commission due Seller’s Broker and (iv) expenses that Seller may incur in connection with the removal of Title Objections.

(b)           Purchaser, in addition to its apportionment and other payment obligations hereunder, shall also be responsible for:  (i) 50% of Escrow Agent’s escrow fee, if any, (ii) the cost of its legal counsel and the other professionals employed by it, (iii) the costs and expenses incurred in its due diligence, (iv) all recording and filing fees, (v) costs associated with updating the One Dimensional Survey and the 485 Survey and the costs of the Three Dimensional Survey and/or updating same, (vi) title insurance premiums, and (vii) any other title related expense, charge or disbursement other than those Seller is obligated to pay pursuant to Section 19(a) above.  At Closing, Purchaser shall reimburse Seller for the cost of the Three Dimensional Survey, in the amount of $7,500.

(c)           This Section 19 shall survive the Closing or termination of this Agreement.

20.           NOTICES

All notices, demands, requests or other communications (collectively referred to as “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) facsimile transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) to the extent that an e-mail address is provided below, by e-mail (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (e) personal delivery, addressed as follows:

To Seller:	TIAA Realty Inc. 730 Third Avenue - 7th Floor New York, NY 10017 Attention: Thomas Fjellman Fax: (212) [916-4527] tfjellman@tiaa-cref.org

With a copy to:	Harold D. Piazza, Jr., Esq. Teachers Insurance and Annuity Association of America 730 Third Avenue - 9th Floor New York, NY 10017 Fax: (212) 916-6392 hpiazza@tiaa-cref.org

and to:	Steven M. Alden, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Fax: (212) 909-6836 smalden@debevoise.com

To Purchaser:	c/o SL Green Realty Corp. 420 Lexington Avenue New York, NY 10170 Attention: Marc Holliday and Andrew Levine Fax: (212) 216-1785 marc.holliday@slgreen.com and andrew.levine@slgreen.com

With a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 Attention: Robert J. Ivanhoe, Esq.

Fax: (212) 805-9333 ivanhoer@gtlaw.com

Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service.  Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt.  A Notice may be given either by a party or by such party’s attorney.  Seller or Purchaser may designate, by not less than five (5) business days’ notice given to the others in accordance with the terms of this Section 20, additional or substituted parties to whom Notices should be sent hereunder.

21.           CONDITIONS TO CLOSING; CONDITION TO EFFECTIVENESS

(a)           Purchaser’s obligation to purchase the Property is subject to the satisfaction or waiver by Purchaser of the following condition precedent:

(i)            Seller shall have complied, in all material respects, with its obligations under this Agreement including delivery of all items set forth in Section 12 above.

(b)           Seller’s obligation to sell the Property is subject to the satisfaction or waiver by Seller of the following condition precedent:

(i)            Purchaser shall have complied, in all material respects, with its obligations under this Agreement.

(c)           Purchaser acknowledges that Seller has executed this Agreement prior to obtaining required approval of Seller’s Board of Trustees.  Accordingly, notwithstanding any other provision of this Agreement (including, without limitation, Section 8(c)(vi)) (I) Seller’s execution and delivery of this Agreement shall be subject to Seller obtaining, on or before 5:00 p.m. New York City time on June 16, 2004, the approval of Seller’s Board of Directors; (II) this Agreement shall not be effective for any purpose whatsoever unless such approval is obtained and (III) if such approval is not obtained by such time, this Agreement shall be null and void, the Deposit shall be returned to Purchaser and neither party shall have further rights or obligations hereunder.  Seller shall notify Purchaser on or before 6:00 p.m. New York City time on June 16, 2004, whether such approval has been obtained.

22.           ENTIRE AGREEMENT

This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement.  The provisions of this Section 22 shall survive the Closing or the termination hereof.

23.           AMENDMENTS

This Agreement may not be changed, modified or terminated, nor provisions waived, except by an instrument executed by Seller and Purchaser.  The provisions of this Section 23 shall survive the Closing or the termination hereof.

24.           WAIVER

No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.  The provisions of this Section 24 shall survive the Closing or the termination hereof.

25.           PARTIAL INVALIDITY

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.  The provisions of this Section 25 shall survive the Closing or the termination hereof.

26.           SECTION HEADINGS

The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.  The provisions of this Section 26 shall survive the Closing or the termination hereof.

27.           GOVERNING LAW

This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.  The provisions of this Section 27 shall survive the Closing or the termination hereof.

28.           THIRD PARTY BENEFICIARY

This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns).  No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.  The provisions of this Section 28 shall survive the Closing or the termination hereof.

29.           JURISDICTION AND SERVICE OF PROCESS

The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court.  The provisions of this Section 29 shall survive the Closing or the termination hereof.

30.           WAIVER OF TRIAL BY JURY

SELLER AND PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.  THE PROVISIONS OF THIS SECTION 30 SHALL SURVIVE THE CLOSING OR THE TERMINATION HEREOF.

31.           PARTIES

This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns; provided that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity that may, after the Closing Date, succeed to Purchaser’s interest in the Property.

32.           ASSIGNMENT

Subject to Section 37 below, Purchaser may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Purchaser, without first obtaining Seller’s consent thereto; provided that the Purchaser named herein shall have the one-time right to assign this Agreement to a Controlled Affiliate.  “Controlled Affiliate” means any entity “controlled by” the purchaser named herein.  “Controlled by” means the right of consent over the business and affairs of the assignee by reason of the ownership of a majority of the beneficial interests in such assignee, by contract or otherwise.  Any such assignment shall be conditioned upon Purchaser delivering to Seller an executed original of the assignment and assumption agreement wherein the assignee assumes all of the obligations of the Purchaser named herein and proof reasonably satisfactory to Seller that the assignee constitutes a Controlled Affiliate on or before the date which is three (3) business days prior to the Scheduled Closing Date, or the Extended Closing Date if the Scheduled Closing Date is extended as provided herein.  An assignment or transfer of this Agreement shall not relieve the Purchaser named herein of any of its obligations hereunder.

33.           RECORDING

Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller’s written consent thereto.  The provisions of this Section 33 shall survive the Closing or the termination hereof.

34.           CONFIDENTIALITY AND PRESS RELEASE

(a)           Purchaser acknowledges and agrees that it shall be bound by all of the terms and conditions of that certain Confidentiality Agreement relating to the premises, executed by

Purchaser and dated May 20, 2004.  Between the date hereof through and including the Closing Date and except as otherwise expressly provided in clause (b) below, Purchaser and Seller shall not (and shall use reasonable efforts to cause Purchaser’s and Seller’s respective agents, employees, attorneys and advisors including, without limitation, financial institutions to not) disclose, make known, divulge, disseminate or communicate the Purchase Price or any of the terms of this Agreement or this transaction or any agreement, document or understanding pertinent to the instant transaction without the consent of the other party, except (i) as required by law, (ii) to Purchaser’s or Seller’s employees and advisors involved in the transaction or (iii) to Purchaser’s prospective lenders or prospective investors.

(b)           Prior to the Closing Date, Purchaser and Seller shall confer and agree on a press release to be issued jointly by Purchaser and Seller disclosing the transaction and the appropriate time for making such release.  Neither Purchaser nor Seller shall issue any press releases (or other public statements) with respect to the transaction contemplated in this Agreement without approval of the other party.

(c)           Notwithstanding anything to the contrary contained in this Section 34, Seller recognizes that SL Green Realty Corp., who indirectly owns interests in Purchaser, is a public company and, accordingly, Seller acknowledges and agrees that Purchaser or SL Green Realty Corp. may disclose in press releases, filings with governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby as may be necessary or advisable under securities laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any, rules or regulations thereunder, GAAP or other accounting rules or procedures or SL Green Realty Corp.’s prior custom, practice or procedure.

(d)           The provisions of Section 34(a) shall survive the termination of this Agreement and the provisions of Section 34(b) shall survive the termination hereof or the Closing.

35.           INTENTIONALLY DELETED

36.           MISCELLANEOUS

(a)           This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument.

(b)           Any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing.  Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.

(c)           The agreements contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement.

(d)           The provisions of this Section 36 shall survive the Closing or the termination hereof.

37.           BIFURCATION; SHARED SYSTEMS

(a)           Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have the right at or before Closing, and at no cost to Seller, to designate different grantees for each building comprising the Premises (i.e., one grantee for the property commonly known as 750 Third Avenue, New York, New York (the “750 Property”), and a different grantee for the property commonly known as 485 Lexington Avenue, New York, New York (the “485 Property”)), provided SL Green Realty Corp. (i) provides, directly or indirectly, at least thirty five percent (35%) of the total equity necessary to close the transaction contemplated by this Agreement and (ii) directs the day-to-day management of each such grantee and whose consent is necessary for major decisions of each such grantee.  If Purchaser exercises the foregoing option, the grantees, collectively, shall be considered “Purchaser” for purposes of this Agreement.

(b)           At all times prior to the Master Lease Termination Date, Seller shall cooperate with Purchaser to create all easements and restrictive covenants which Purchaser reasonably deems necessary or desirable for shared equipment and facilities to continue to operate both the 750 Property and the 485 Property substantially as presently operated by Seller.  Prior to the Closing Date, Seller shall cooperate with Purchaser in Purchaser’s efforts, if any, to separately finance the acquisition of the 750 Property and the 485 Property, including with regard to the creation of the foregoing easements and restrictive covenants and the bifurcation of the Master

Lease, as Purchaser’s lender(s) may reasonably require, provided same shall not adversely affect Seller’s rights under this Agreement.

(c)           Any out-of-pocket costs reasonably incurred by Seller in connection with Seller’s performing its obligations under this Article 37 shall be reimbursed to Seller by Purchaser on the Closing Date.

38.           1031 EXCHANGE

(a)           Seller understands that Purchaser may seek to structure the acquisition of the Property in such a way that will allow Purchaser to take advantage of the provisions of Internal Revenue Code (the “Code”) Section 1031 governing tax free exchanges and reorganizations. Seller shall reasonably cooperate with Purchaser in such efforts at no cost or liability to Seller.  Purchaser reserves the right, in effectuating such like-kind exchange, to assign its rights, but not its obligations, under this Agreement to a Qualified Intermediary or Exchange Accommodation Transferee or other similar functionary, and Seller hereby consents to such assignment.  Seller agrees to execute such reasonable documents and otherwise to cooperate in such respects as may reasonably be requested by Purchaser in order to enable Purchaser to carry out a like-kind exchange as aforesaid.

(b)           Any out-of-pocket costs reasonably incurred by Seller in connection with Seller’s performing its obligations under this Article 38 shall be reimbursed to Seller by Purchaser on the Closing Date.

(c)           Purchaser shall indemnify, defend and hold harmless Seller from and against any loss, cost, expense or damage arising from the property being exchanged for the Premises pursuant to this Article 38.

39.           TERMINATION

Notwithstanding anything to the contrary contained herein, in the event that this Agreement shall be terminated and the Deposit, together with all interest accrued thereon, is returned to Purchaser, neither party shall have any further rights or obligations hereunder, other than those which expressly survive the termination hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

PURCHASER:

750-485 FEE OWNER LLC

By:
Name: Marc Holliday
Title: President

SL GREEN REALTY CORP. is executing this Agreement below to evidence its agreement to be liable for the obligations of Purchaser as set forth in Sections 2(c), 3 (opening paragraph), 14, 17, 37(c) and 38(b) and (c) only)

SL GREEN REALTY CORP.

By:
Name: Marc Holliday
Title: President and Chief Executive Officer

CHICAGO TITLE INSURANCE COMPANY is executing this Agreement below to evidence its willingness to act as Escrow Agent in accordance with the terms of this Agreement, to perform and be responsible for the obligations of Escrow Agent under this Agreement and to acknowledge receipt of the Deposit in accordance with Section 3(a) of this Agreement.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Schedules

A	-	Legal Description
B	-	Existing Leases
C	-	Schedule B of Commitment
D	-	Brokerage Agreements
E	-	Security Deposits
F	-	Insurance Certificate

Exhibits

1	-	Deed
2	-	Affidavit in Lieu of Registration Statement
3	-	Assignment and Assumption of Master Lease
4	-	Bill of Sale
5	-	Assignment and Assumption of Management Agreement
6	-	Tenant Notification Letter (upon Closing)
6-A	-	Tenant Notification Letter (upon Master Lease Termination)
7	-	FIRPTA Affidavit
8	-	Tenant Estoppel
8-A	-	Seller Estoppel
9	-	Master Lease
10	-	TIAA Lease
11	-	Intentionally Deleted
12	-	Assignment and Assumption of Existing Leases
13	-	Assignment, Assumption and Release of CBRE Management Agreement

SCHEDULE A

LEGAL DESCRIPTION

Parcel One

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follow:

BEGINNING at the corner formed by the intersection of the westerly side of Third Avenue with the southerly side of East 47th Street;

RUNNING THENCE Westerly along the southerly side of East 47th Street 230 feet 6 inches;

THENCE Southerly parallel with said westerly side of Third Avenue 100 feet 5 inches to the center line of the block;

THENCE Easterly along the center line of the block 80 feet 6 inches;

Thence Southerly parallel with said westerly side of Third Avenue 100 feet 5 inches to the northerly side of East 46th Street;

THENCE Easterly along said northerly side of East 46th Street 150 feet to the corner formed by the intersection of said northerly side of East 46th Street with the said westerly side of Third Avenue;

THENCE Northerly along said westerly side of Third Avenue 200 feet 10 inches to the point or place of BEGINNING.

Parcel Two

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Lexington Avenue with the southerly side of East 47th Street; running

THENCE Easterly along the southerly side of East 47th Street, 189 feet 6 inches;

THENCE Southerly and parallel with said Lexington Avenue, 100 feet 5 inches to the center line of the block;

THENCE Easterly and parallel with East 47th Street, 80 feet 6 inches;

THENCE Southerly and parallel with Lexington Avenue, 100 feet 5 inches to the northerly side of East 46th Street;

THENCE Westerly along the northerly side of East 46th Street, 270 feet to the easterly side of Lexington Avenue;

THENCE Northerly along the easterly side of Lexington Avenue, 200 feet 10 inches to the point or place of BEGINNING.

SCHEDULE B

EXISTING LEASES

I. 750 THIRD AVENUE

TENANT	AGREEMENTS

150 East 47th St. Pub, Inc. (“Connolly’s”)	• Lease, dated December 4, 1997 between Teachers Insurance and Annuity Association of America (“TIAA”) and Connolly’s • Letter dated August 10, 1998 from TIAA to Connolly’s re: Commencement Date

B. Dalton Bookseller, Inc. (currently d/b/a Barnes & Noble)

•      Lease, dated August 5, 1977 between C.I. Realty Investors and Marboro Bookshops Corp.

•      Modification of Lease, dated December 1, 1979 between Kenilworth Realty Trust and Barnes & Noble Booskstores, Inc.

•      Landlord’s Consent, dated December 13, 1979

•      Assignment and Assumption, dated December 13, 1979 between Marboro Bookshops Corp., and Barnes & Noble Bookstores, Inc.

•      Extension and Modification Agreement, dated October [   ], 1991 between TIAA and B. Dalton Bookseller, Inc.

•      Second Extension and Modification Agreement, dated September 28, 2001 between TIAA and B. Dalton Bookseller, Inc.

BSI Investment Advisors, LLC (“BSI”)

•      Lease, dated June 7, 2002 between TIAA and BSI

•      Guaranty of Lease, dated June 7, 2002 by BSI AG, Lugano Switzerland in favor of TIAA

•      Commencement Date Agreement, dated June 24, 2002 between TIAA and BSI

•      Basement Space Confirmation Agreement dated September 30, 2002 between TIAA and BSI

North Fork Bank	• Lease, dated October 10, 2003, between

TIAA and North Fork Bank • Letter, dated October 10, 2003, from TIAA to North Fork Bank

The Buckingham Research Group, Inc. (“BRG”)	• Lease, dated September 13, 2001 between TIAA and BRG • Commencement Date Agreement, dated February 1, 2002 between TIAA and BRG

China Medical Board of New York, Inc. (“CMB”)	• Lease, dated December 30, 1985 between TIAA and CMB • Amendment of Lease, dated May 15, 1988 between TIAA and CMB • Second Amendment of Lease, dated May 12, 1995 between TIAA and CMB

Richard A. Eisner & Company, LLP (“RE”)

•      Lease, dated January 11, 2001 between TIAA and RE

•      64 Guaranties (various dates)

•      Commencement Date Agreement, dated January 25, 2002 between TIAA and RE

•      First Amendment of Lease, dated May 1, 2002 between TIAA and RE

•      Letter dated May 14, 2002 from Hogan & Hartson to TIAA re:  official name change from RE to Eisner, LLP

•      Letter dated July 25, 2002 from TIAA to Eisner, LLP re:  Rent Credit/New Rent Commencement Date

Federal Express Corporation (“FE”)	• Lease, dated February 18, 1993 between TIAA and FE • Lease Modification Agreement dated July [ ], 1997 between TIAA and FE • Second Amendment, dated April 22, 2003, between TIAA and FE

First Commercial Bank (“FCB”)	• Lease, dated January 29, 2002 between TIAA and FCB • Commencement Date Agreement, dated February 20, 2002 between TIAA and FCB

Fairchild Publication, Inc. (“FPI”)	• Lease, dated January 20, 2004 between FPI and TIAA • Guaranty, dated January 20, 2004, by Advance Publications, Inc. in favor of TIAA

RSM McGladrey, Inc. (“RSM”)	• Lease, dated June 14, 2002, between

TIAA and RSM

•      Letter Agreement, dated June 14, 2002 by TIAA in favor of RSM

•      Guaranty, dated June 14, 2002 by H&R Block, Inc., in favor of TIAA

•      Commencement Date Agreement, dated August 5, 2002 between TIAA and RSM

•      First Amendment to Lease, dated August 8, 2002 between TIAA and RSM

SS&M Third Avenue Realty Corporation (“SSM”)

•      Lease, dated November 22, 1991 between TIAA and SSM

•      First Extension and Modification Agreement, dated September 23, 2002 between TIAA and SSM

•      Letter Agreement, dated July 29, 1992, from TIAA to SSM

•      Commencement Letter, undated from TIAA to SSM
[Note: The date is missing.]

II. 485 Lexington Avenue

TENANT	AGREEMENTS

Cohen Fashion Optical, Inc. (“Cohen”)

•      Lease, dated August 5, 1977, between C.I. Realty Investors (“C.I.”) and Cohen Fashion Optical of 485 Lexington Avenue, Inc. (“485 Cohen”)

•      Confirmation of Lease Term, dated January 27, 1978, between C.I. and 485 Cohen

•      Extension and Modification Agreement, dated January 31, 1990, between TIAA and 485 Cohen (“1990 Extension”)

•      2nd Amendment and Extension Agreement, dated December 31, 2002, between TIAA and 485 Cohen. [Note: this document is not on the website]

•      Correspondence re: 1990 Extension Agreement

Duane Reade	• Lease, dated February 11, 1977, between C.I. and Duane Reade Corp.

•      Letter Agreement, dated March 19, 1985, from Tischman East Management Corp. (“Tischman”) to Duane Reade Drugs

•      Amendment, dated May 1, 1985 between Tischman and Duane Reade Corp.

•      Assignment and Assumption Agreement, dated April 26, 1985, from Duane Reade Corp. to Duane Reade

•      Consent to Assignment, dated June 11, 1985, by WRC Props. as Landlord

•      Extension and Modification Agreement, dated July 25, 1990, between TIAA and Duane Reade

•      Agreement, dated April 1, 1991, between TIAA and Duane Reade

•      Letter, dated April 4, 1991, from TIAA to Duane Reade

•      Third Lease Extension and Modification Agreement, dated October 31, 2002, between TIAA and Duane Reade

•      Correspondence re: cleanliness of windows (1984, 1989)

•      Correspondence re: certificate of insurance (1986)

•      Correspondence re: assignment for lease (1984)

Kinney System, Inc. (“Kinney”)

•      Lease, dated March 28, 1977, between C.I. and Kinney

•      First Amendment to Lease, dated March 1, 1980, between Kenilworth Realty Corporation (“Kenilworth”) and Kinney

•      Agreement, dated September 24, 1980, between Kenilworth and Kinney

•      Second Amendment, dated June 21, 1996, between TIAA and Kinney

•      Correspondence by broker re: rent

•      Correspondence re: Electric meter Installation

•      Correspondence re: Kinney’s failure to maintain the leasehold

International Retail, L.L.C. (“Int’l Retail”)	• Standard Form of Store Lease with Rider, dated September 25, 1998, between TIAA and Int’l Retail

SCHEDULE C

SCHEDULE B OF COMMITMENT

(See Attached)

SCHEDULE D

BROKERAGE AGREEMENTS

[To Be Added]

SCHEDULE E

SECURITY DEPOSITS

750 Third Avenue
Tenant Security
As of 2/19/04

Tenant Name	Unit Ref #	Cash Amount (1)	Letter of Credit Amount

150 47th Street Pub (Connolly’s)	B200	59,272,00
Buckingham Research Group	600	678,636.00
Richard A. Eisner & Co.	1400 – 1700		4,710,384.00
BSI Investment Advisors, LLC	2200		508,350.00
SS& M Third Avenue	2900		47,230.00
Total Building 750 Third Avenue		737,908.00	5,265,964.00

Note:

(1)     The Cash Amount of Security scheduled above is the amount stated in the lease, it does not take into account any undisbursed tenant interest earned.

485 Lexington Avenue
Tenant Security
As of 2/19/04

Tenant Name	Unit Ref #	Cash Amount (1)	Letter of Credit Amount

International Retail, LLC	1300 & 1400		203,695.00

SCHEDULE F

INSURANCE CERTIFICATE

To be attached on June 16, 2004

EXHIBIT 1

BARGAIN AND SALE DEED, WITHOUT COVENANTS
AGAINST GRANTOR’S ACTS

THIS INDENTURE is made this            day of                     , 2004 between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, with an office at 730 Third Avenue, New York, New York 10017 party of the first part, and                                                     , a                                 , with an office at                                                                   , party of the second part,

W I T N E S S E T H, that the party of the first part, in consideration of Ten ($10.00) dollars, lawful money of the United States, and other good and valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever:

ALL those certain plots, pieces or parcels of land, with the buildings and improvements thereon erected, situate, lying and being in the City and State of New York, more particularly described in “Schedule A” attached hereto and made a part hereof.

This conveyance is made subject to easements, restrictions, covenants, conditions and reservations of record, real estate taxes which are not yet due and payable, zoning laws, regulations and ordinances of municipal and other governmental authorities, if any.

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof,

TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises,

TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.  The word “party” shall be construed as if it read “parties” whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

In presence of:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

2

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the            day of                           , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                   , a                                      of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

3

Schedule A - Legal Description

Parcel One

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follow:

BEGINNING at the corner formed by the intersection of the westerly side of Third Avenue with the southerly side of East 47th Street;

RUNNING THENCE Westerly along the southerly side of East 47th Street; 230 feet 6 inches;

THENCE Southerly parallel with said westerly side of Third Avenue, 100 feet 5 inches to the center line of the block;

THENCE Easterly along the center line of the block 80 feet 6 inches;

Thence Southerly parallel with said westerly side of Third Avenue 100 feet 5 inches to the northerly side of East 46th Street;

THENCE Easterly along said northerly side of East 46th Street 150 feet to the corner formed by the intersection of said northerly side of East 46th Street with the said westerly side of Third Avenue;

THENCE Northerly along said westerly side of Third Avenue 200 feet 10 inches to the point or place of BEGINNING.

Parcel Two

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Lexington Avenue with the southerly side of East 47th Street; running

THENCE Easterly along the southerly side of East 47th Street, 189 feet 6 inches;

THENCE Southerly and parallel with said Lexington Avenue, 100 feet 5 inches to the center line of the block;

THENCE Easterly and parallel with East 47th Street, 80 feet 6 inches;

THENCE Southerly and parallel with Lexington Avenue, 100 feet 5 inches to the northerly side of East 46th Street;

THENCE Westerly along the northerly side of East 46th Street, 270 feet to the easterly side of Lexington Avenue;

4

THENCE Northerly along the easterly side of Lexington Avenue, 200 feet 10 inches to the point or place of BEGINNING.

5

	SECTION	5
Bargain and Sale Deed	BLOCK	1301
Without Covenant Against Grantor’s Arts	LOTS	33 and 23
	COUNTY OR TOWN	New York
	STREET ADDRESS	750 Third Avenue and 485 Lexington Avenue
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	TAX BILLING ADDRESS

TO
	RETURN BY MAIL TO:

6

EXHIBIT 2

AFFIDAVIT IN LIEU OF REGISTRATION STATEMENT

COUNTY OF NEW YORK	}
}: ss
STATE OF NEW YORK	}

                                    , being duly sworn, deposes and says:

1.                    I am personally familiar with the real property known by the street addresses of 750 Third Avenue and 485 Lexington Avenue, New York, Section 5, Block 1301, Lots 33 and 23, and make this affidavit as Grantor in connection with a deed which transfers an interest in the above real property and is dated                           , 2004, and is between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, with an office at 730 Third Avenue, New York, New York 10017, as Grantor, and                                   , a                                with an office at                                   .

2.                    The statements made in this affidavit are true of my own knowledge and I submit this Affidavit in order that this Instrument be accepted for recording without being accompanied by a registration statement, as such is defined by article forty-on of title D of chapter twenty-six of the Administrative Code of the City of New York.

3.                    Exemption from registration is claimed because the Instrument does not affect an entire multiple dwelling such term is defined by Section D26-1.07 (a) (7) of the Administrative Code of the City of New York and Section 4 (7) of the Multiple Dwelling Law.  The Instrument does not affect a dwelling which is or is to be occupied as the residence of three or more families because it affects the following (check applicable item):

☒                  Commercial building

☐                  One or two-family dwelling

☐                  condominium unit in a multiple dwelling

☐                  Cooperative corporation shares relating to a single residential unit in a multiple dwelling

☐                  Lease of commercial space in a multiple dwelling

☐                  mineral, gas, water, air or other similar rights not affecting a multiple dwelling

☐                  vacant land

4.                    I am aware that this affidavit is required by law to be submitted in order that the Instrument be recorded or accepted for record without being accompanied by registration statements.  I am aware that false statements made in this affidavit may be punishable as a felony or misdemeanor under Article 210 of the Penal Law or as an offense under Section 1151-9.0 of the Administrative Code of the City of New York.

Address: 730 Third Avenue
New York, New York 10017
Telephone No. (212) 490-9000
Sworn to Before Me this
of , 2004

Notary Public

2

EXHIBIT 3

ASSIGNMENT AND ASSUMPTION OF MASTER LEASE

THIS ASSIGNMENT AND ASSUMPTION OF MASTER LEASE (this “Assignment”) is entered as of this          day of           , 2004 by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Assignor”) and                                   , a                      with offices at                                      (“Assignee”).

WHEREAS, in accordance with that certain Contract of Sale (the “Contract”) dated as of                     , 2004, between Assignor, as Seller, and Assignee, as Purchaser, Assignor has agreed to convey to Assignee those certain premises located at 750 Third Avenue and 485 Lexington Avenue, New York, New York 10017, as more particularly described in the Contract (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Contract); and

WHEREAS, Assignor desires to assign its interests as landlord in and Assignee desires to accept the assignment of Assignor’s interest as landlord in and to the Master Lease, on the terms and conditions provided herein including Assignee’s assumption of Assignor’s obligations as landlord under the Master Lease.

NOW, THEREFORE, IN CONSIDERATION of the purchase of the Premises by Assignee from Assignor, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                    Assignment of Master Lease

Assignor hereby assigns and transfers to Assignee as of the date hereof all of Assignor’s right, title and interest as landlord in and to the Master Lease described in Exhibit 1 attached hereto and made a part hereof.

Assignee hereby accepts the assignment of all of Assignor’s right, title and interest as landlord in and to said Master Lease, and assumes all the obligations of Assignor as landlord under and arising out of the Master Lease which are applicable to the period from and after the date hereof.

Assignor shall indemnify, defend and hold harmless Assignee from and against any cost, loss, expense, claims or liabilities arising in connection with the landlord’s obligations under the Master Lease on or prior to the date hereof.

Assignee shall indemnify, defend and hold harmless Assignor from and against any cost, loss, expense, claims or liabilities arising in connection with the landlord’s obligations under the Master Lease after the date hereof.

2.                    Non-recourse to Assignor.

The assignments and transfers of Assignor made pursuant to this Assignment and Assignee’s acceptance of the same are without any representation (other than the representation of due execution set forth in paragraph 4 hereof) or warranty by Assignor and without any right of recourse against Assignor.

3.                    Successors and Assigns.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

4.                    Authority.

Assignor and Assignee covenant and represent to each other that they have the power and authority to enter into this Assignment and that the persons duly executing this Assignment on behalf of Assignor and Assignee have the requisite power and authority to do so.

5.                    Counterparts.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[Attach Exhibit 1]

3

EXHIBIT 4

BILL OF SALE

THIS BILL OF SALE (this “Assignment”) is entered as of this        day of                       , 2004 by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Assignor”) and                                       , a                                  with offices at                                                        (“Assignee”).

WHEREAS, in accordance with that certain Contract of Sale (the “Contract”) dated as of                               , between Assignor, as Seller, and Assignee, as Purchaser, Assignor has agreed to convey to Assignee those certain premises located at 750 Third Avenue and 485 Lexington Avenue, New York, New York, as more particularly described in the Contract (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Contract); and

WHEREAS, Assignor desires to assign its interests in and Assignee desires to accept the sale of Assignor’s interest in various tangible and intangible property affecting the Premises, on the terms and conditions provided herein.

NOW, THEREFORE, IN CONSIDERATION of the purchase of the Premises by Assignee from Assignor, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Assignment of Tangible and Intangible Property.  Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest, if any, in and to (i) all fixtures, furniture, furnishings, equipment, machinery, inventory, appliances and other articles of tangible personal property owned by Assignor and which are located at and used or usable in connection with the operation of the Property as the owner thereof (as opposed to as a tenant or occupant therein), and (ii) any intangible personal property owned by Assignor and exclusively relating to the occupancy, use or operation of the Premises as the owner thereof (as opposed to as a tenant or occupant therein).

2.  Non-recourse to Assignor.  The sales and transfers of Assignor made pursuant to this Assignment and Assignee’s acceptance of the same are without any representation (other than the representation of due execution set forth in paragraph 4 hereof) or warranty by Assignor and without any right of recourse against Assignor.

3.  Successors and Assigns.  All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

4.  Authority.  Assignor and Assignee covenant and represent to each other that they have the power and authority to enter into this Assignment and that the persons duly executing this Assignment on behalf of Assignor and Assignee have the requisite power and authority to do so.

5.  Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

2

EXHIBIT 5

ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

EXHIBIT 6

TENANT NOTIFICATION LETTER

                                , 2004

To:  Tenants of 750 Third Avenue and 485 Lexington Avenue

Re:                750 Third Avenue and 485 Lexington Avenue, New York, New York

Ladies and Gentlemen:

Please be advised that 750-485 FEE OWNER LLC (“Purchaser”) has purchased the captioned property in which you occupy space as a tenant pursuant to a lease (the “Lease”) with TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“TIAA”), the previous owner thereof.

In connection with such purchase, TIAA has entered into a lease (the “Master Lease”) covering the entire property and, accordingly, has not assigned its interest, as landlord, in the Lease to Purchaser and has not transferred your security deposit, if any, (the “Security Deposit”) to Purchaser.

All rental and other payments that become due subsequent to the date hereof should continue to be paid to TIAA in accordance with all existing procedures.

However, copies of all notices from you to TIAA, as landlord under the Lease, concerning any matter relating to your tenancy should also be sent to 750-485 FEE OWNER LLC at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, NY 10170 and CBRE at                                         .  To the extent that your Lease requires you to provide any certificate(s) of insurance to TIAA, as landlord, please contact your insurance broker and request that a revised certificate(s) of insurance naming TIAA and the Purchaser as an additional insured be forwarded to TIAA and the notice party designated above.

Very truly yours,

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:

EXHIBIT 6-A

TENANT NOTIFICATION LETTER

                                , 2004

To:  Tenants of 750 Third Avenue and 485 Lexington Avenue

Re:                750 Third Avenue and 485 Lexington Avenue, New York, New York

Ladies and Gentlemen:

You had been previously advised that 750-485 FEE OWNER LLC (“Purchaser”) had purchased the captioned property in which you occupy space as a tenant pursuant to a lease (the “Lease”) with TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“TIAA”), the previous owner thereof.

In connection with such purchase, TIAA had entered into a lease (the “Master Lease”) covering the entire property and, accordingly, had not assigned its interest, as landlord, in the Lease to Purchaser and had not transferred your security deposit, if any, to Purchaser.

Please be advised that the Master Lease has been terminated and Purchaser has succeeded to the interests as landlord in and to the Lease.

By this letter, you are hereby directed (1) to make all checks, in payment of rent and other sums due to the landlord under your Lease, payable to the order of “                                    ”, and (2) to deliver such checks or otherwise make such payments to the following address:

750-485 FEE OWNER LLC

The foregoing direction is irrevocable, except with the written consent of Purchaser or Purchaser’s mortgagee,                          (or its successors or assigns), notwithstanding any future contrary request or direction from the undersigned or any other person other than                          (or its successors or assigns).  Thank you for your cooperation.

Very truly yours,

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:

2

EXHIBIT 7

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform                                             , a                                      (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, (the “Transferor”) the undersigned hereby certifies the following on behalf of Transferor:

1.

Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those items are defined in the Internal Revenue Code and Income Tax Regulations promulgated thereunder);

2.	Transferor’s U.S. employer identification number is 13-1624203; and

3.	Transferor’s office address is:

730 Third Avenue, New York, N.Y. 10017.

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

Dated: , 2004

3

EXHIBIT 8

TENANT ESTOPPEL

Re:                Lease dated                              (the “Lease”) between Teachers Insurance and Annuity Association of America (“Landlord”) and                              (“Tenant”), for certain premises (the “Premises”) located at 750 Third Avenue or 485 Lexington Avenue, New York, NY (the “Property”)

Ladies and Gentlemen:

The undersigned, has been advised that                                (“Purchaser”) intends to acquire the Property from Landlord.  The undersigned hereby certifies as follows:

1.

A complete and accurate description of the Lease is attached hereto as Exhibit A, and there are no agreements between Tenant and Landlord relating to the leasing of the Premises other than as expressly set forth in the attached Exhibit A;

2.	The term of the Lease commenced on and expires on ;

3.	The Lease is in full force and effect;

4.	Tenant has accepted possession of the Premises as being in full compliance with the Lease and is in full occupancy and possession thereof;

5.	There are no disputes, defenses or counterclaims to the full enforcement of the Lease by Landlord;

6.

Rent and other charges required under the Lease have commenced to accrue.  The current monthly base rental is $and has been paid through                       .  No rent or other charges under the Lease has been paid more than 30 days in advance;

7.

There are no defaults under the Lease by Landlord or Tenant nor has any event occurred which, by the giving of notice or passage of time, or both, would constitute an event of default by either Landlord or Tenant thereunder;

8.	Neither the undersigned nor the Landlord under the Lease has commenced any action or given or received any notice for the purpose of terminating the Lease;

9.	The undersigned has no option or right of first refusal to purchase the Premises, the Property or any portion thereof;

10.	Tenant has paid a security deposit in the amount of $in the form of pursuant to the Lease; and

11.	The person executing this certification is duly authorized to execute the same on behalf of Tenant.

This certification is being provided by the undersigned to Landlord and Purchaser and Tenant agrees that the information and statements contained herein may be relied upon by Landlord, Purchaser, and any lender to Purchaser which acquires a lien on the Property.

[ ]

By:
Name:
Title:

Dated: , 2004

2

EXHIBIT 8-A

SELLER ESTOPPEL

Re:                Lease dated                              (the “Lease”)       between Teachers Insurance and Annuity Association of America (“Landlord”) and                              (“Tenant”), for certain premises (the “Premises”) located at 750 Third Avenue or 485 Lexington Avenue, New York, NY (the “Property”)

Ladies and Gentlemen:

The undersigned acknowledges that 705-485 FEE OWNER LLC (“Purchaser”) intends to acquire the Property from Landlord.  The undersigned hereby certifies as follows:

1.

A complete and accurate description of the Lease is attached hereto as Exhibit A, and there are no agreements between Tenant and Landlord relating to the leasing of the Premises other than as expressly set forth in the attached Exhibit A;

2.	The term of the Lease commenced on and expires on ;

3.	The Lease is in full force and effect;

4.	Tenant has accepted possession of the Premises as being in full compliance with the Lease and is in full occupancy and possession thereof;

5.	To Landlord’s knowledge, there are no disputes, defenses or counterclaims to the full enforcement of the Lease by Landlord;

6.

Rent and other charges required under the Lease have commenced to accrue.  The current monthly base rental is $and has been paid through                       .  No rent or other charges under the Lease has been paid more than 30 days in advance;

7.

To Landlord’s knowledge, there are no defaults under the Lease by Landlord or Tenant nor has any event occurred which, by the giving of notice or passage of time, or both, would constitute an event of default by either Landlord or Tenant thereunder;

8.	Neither the undersigned nor, to Landlord’s knowledge, the Tenant under the Lease has commenced any action or given or received any notice for the purpose of terminating the Lease;

9.	Tenant has no option or right of first refusal to purchase the Premises, the Property or any portion thereof;

10.	Tenant has paid a security deposit in the amount of $in the form of pursuant to the Lease; and

11.	The person executing this certification is duly authorized to execute the same on behalf of Landlord.

This certification is being provided by the undersigned to Purchaser and Landlord agrees that the information and statements contained herein may be relied upon by Purchaser and any lender to Purchaser which acquires a lien on the Property.

Teachers Insurance and Annuity Association of America

By:
Name:
Title:

Dated: , 2004

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EXHIBIT 9

MASTER LEASE

(See Attached)

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EXHIBIT 10

TIAA LEASE

(See Attached)

EXHIBIT 11

Intentionally Deleted

EXHIBIT 12

ASSIGNMENT AND ASSUMPTION OF EXISTING LEASES

THIS ASSIGNMENT AND ASSUMPTION OF EXISTING LEASES (this “Assignment”) is entered as of this          day of           , 2004 by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Assignor”) and                                   , a                      with offices at                                      (“Assignee”).

WHEREAS, in accordance with that certain Contract of Sale (the “Contract”) dated as of                     , 2004, between Assignor, as Seller, and Assignee, as Purchaser, Assignor has conveyed to Assignee those certain premises located at 750 Third Avenue and 485 Lexington Avenue, New York, New York 10017, as more particularly described in the Contract (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Contract); and

WHEREAS, Assignee has leased the Premises to Assignor pursuant to the Master Lease and the Master Lease has expired; and

WHEREAS, Assignor desires to assign its interests in and Assignee desires to accept the assignment of Assignor’s interest in and to the Existing Leases, on the terms and conditions provided herein including Assignee’s assumption of Assignor’s obligations under the Existing Leases.

NOW, THEREFORE, IN CONSIDERATION of the purchase of the Premises by Assignee from Assignor, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                    Assignment of Existing Leases

Assignor hereby assigns and transfers to Assignee as of the date hereof all of Assignor’s right, title and interest in and to the Existing Leases described in Exhibit 1 attached hereto and made a part hereof, including any security deposits held by Assignor thereunder.

Assignee hereby accepts the assignment of all of Assignor’s right, title and interest in and to said Existing Leases, and assumes all the obligations of Assignor under and arising out of the Existing Leases which are applicable to the period from and after the date hereof and the obligations of Assignor respecting the security deposits turned over to Assignee and Assignee shall hold Assignor harmless and free from any liability with reference to said security deposits to the extent same is received by or credited to Assignee.

Assignor shall indemnify, defend and hold harmless Assignee from and against any cost, loss, expense, claims or liabilities arising in connection with any of the Existing Leases on or prior to the date hereof.

Assignee shall indemnify, defend and hold harmless Assignor from and against any cost, loss, expense, claims or liabilities arising in connection with any of the Existing Leases after the date hereof.

2.                    Non-recourse to Assignor.

The assignments and transfers of Assignor made pursuant to this Assignment and Assignee’s acceptance of the same are without any representation (other than the representation of due execution set forth in paragraph 4 hereof) or warranty by Assignor and without any right of recourse against Assignor.

3.                    Successors and Assigns.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

4.                    Authority.

Assignor and Assignee covenant and represent to each other that they have the power and authority to enter into this Assignment and that the persons duly executing this Assignment on behalf of Assignor and Assignee have the requisite power and authority to do so.

5.                    Counterparts.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[Attach Exhibit 1]

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EXHIBIT 13

TERMINATION OF CBRE MANAGEMENT AGREEMENT

[CBRE to provide a letter acknowledging termination of the Management Agreement and agreeing not to look to Purchaser or its successors or assignees with respect to any amounts due or becoming due thereunder.]

EXHIBIT 14

CHICAGO TITLE INSURANCE COMPANY

ALTA 10-17-92 OWNER’S COVERAGE

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS AND STIPULATIONS, CHICAGO TITLE INSURANCE COMPANY, a Missouri Corporation (The Company), insures as of the Date of Policy shown in Schedule A, against loss or damage, not exceeding the Amount of Insurance stated in Schedule A, sustained or incurred by the insured by reason of:

1.	Title to the estate or interest described in Schedule A being vested in other than as stated therein;

2.	Any defect in or lien or encumbrance on the title;

3.	Unmarketability of title;

4.	Lack of a right of access to and from the land;

5.

Any statutory lien for services, labor or materials furnished prior to the date hereof, and which has now gained or which may hereafter gain priority over the estate or interest as shown in Schedule A of this policy.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of the title, as insured, but only to the extent provided in the Conditions and Stipulations.

EXCLUSIONS FROM COVERAGE — OWNER’S

The following matters will be expressly excluded from the coverage of the policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a)

Any law, ordinance or government regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b)

Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.

Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

	(a)	created, suffered, assumed or agreed to by the insured claimant;

(b)

not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became insured under this policy;

	(c)	resulting in no loss or damage to the insured claimant;

	(d)	attaching or created subsequent to Date of Policy; or

	(e)	resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

4.

Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws that is based on:

	(i)	the transaction creating the estate or interest insured by this policy being deemed a fraudulent conveyance or fraudulent transfer; or

	(ii)	the transaction creating the estate or interest insured by this policy being deemed a preferential transfer, except where the preferential transfer results from the failure;

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

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SPECIAL NEW YORK COVERAGE — OWNER’S

If the recording date of the instruments creating the insured interest is later than the policy date, such policy shall also cover intervening liens or encumbrances, except real estate taxes, assessments, water charges and sewer rents.

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